EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Current Report on Form 8-K/A of Aetrium Incorporated of our report dated April 17, 1998 appearing on page 3 of the Current Report.



/s/ Jonathan Cocks
--------------------------------
JONATHAN COCKS & ASSOCIATES
Richardson, Texas 75080
June 11, 1998